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                                                                     EXHIBIT 8.1


          [SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS) LETTERHEAD]



                                                                   June 15, 2001


The Williams Companies, Inc.
One Williams Center
Tulsa, Oklahoma 74172

        Re:  Form S-4 Registration Statement of The Williams
            Companies, Inc.

Ladies and Gentlemen:

     We have acted as counsel to The Williams Companies, Inc., a Delaware corporation ("Williams"), in connection with (i) the "Offer" and the "Merger," each as defined and described in the Agreement and Plan of Merger dated as of May 7, 2001 (the "Merger Agreement"), among Williams, Resources Acquisition Corp., a Delaware corporation and a direct wholly-owned subsidiary of Williams ("Sub"), and Barrett Resources Corporation, a Delaware corporation ("Barrett Resources"), (ii) the preparation and filing of the Tender Offer Statement on Schedule TO (including the exhibits thereto) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended, and (iii) the preparation and filing of the Registration Statement on Form S-4 with the Commission (the "Registration Statement"), which includes the Proxy Statement of Barrett Resources and the Prospectus of Williams (the "Proxy Statement/Prospectus").

     In connection with our opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement, the Registration Statement, the Proxy Statement/ Prospectus and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinion set forth below. We have assumed that the Merger will be consummated in accordance with the Merger Agreement.

     For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. We have assumed that the Merger Agreement and such other documents, certificates, and records are duly authorized, valid, and enforceable.

     In rendering our opinion, we have relied upon statements and representations of officers and other representatives of Williams, Sub, and Barrett Resources, and we have assumed that such statements and representations are and will continue to be correct without regard to any qualification as to knowledge or belief. In addition, our opinion is subject to the qualifications, conditions and assumptions in the discussion set forth under the heading "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" in the Registration Statement.

     Our opinion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (the "IRS") and such other authorities as we have considered relevant, all as in effect on the date of this opinion and all of which are subject to change or differing interpretations (possibly with retroactive effect). No assurance can be given that the IRS could not successfully assert a position contrary to this opinion.

     Based upon and subject to the foregoing, we are of the opinion that the discussion set forth under the heading "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" in the Registration Statement is a fair and accurate summary of the material United States federal income tax consequences applicable to a United States person that exchanges some or all of its Barrett Resources common stock for Williams common stock pursuant to the Merger.
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     Except as set forth above, we express no other opinion. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of subsequent changes relating to matters considered herein or of any subsequent changes in applicable law.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the headings "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" and "LEGAL MATTERS" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

                                    Very truly yours,

                                    /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                                                   (ILLINOIS)
                                    --------------------------------------------
                                        Skadden, Arps, Slate, Meagher & Flom
                                                     (Illinois)

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